 Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to use in this Post-Effective Amendment No. 1 to Registration Statement No. 333-201283 on Form F-1 of our report dated April 6, 2015, relating to the financial statements of BiondVax Pharmaceuticals Ltd. (the “Company”) for the year ended December 31, 2014, and to the reference to our firm under the caption “Experts” in such prospectus.

Tel Aviv, Israel
January 22, 2016	Kost Forer Gabbay & Kasierer
A Member of Ernst & Young Global